                                   EXHIBIT 11
                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS



                                                                                                   YEARS ENDED
                                                                                ----------------------------------------------
                                                                                    DEC. 31,        DEC. 31,         DEC. 31,
                                                                                      1996            1997             1998
                                                                                ----------------------------------------------
SHARES OF COMMON STOCK OUTSTANDING FOR THE ENTIRE
PERIOD..........................................................................   10,548,181       14,230,357      13,847,844

ISSUANCE OF  27,685, 53,487 and 22,169 SHARES OF COMMON STOCK
TO THE  COMPANY'S DEFINED CONTRIBUTION PLAN IN 1996, 1997
AND 1998, RESPECTIVELY..........................................................       27,382           39,798          11,473

ISSUANCE OF 15,874, 23,000 and 16,750 SHARES OF COMMON STOCK
UPON EXERCISE OF OPTIONS IN 1996, 1997 AND 1998,
RESPECTIVELY....................................................................       10,398           10,304           9,095

ISSUANCE OF 526,757 SHARES OF COMMON STOCK FOR THE
MERGER OF ADAM YOUNG INC........................................................            -                -         474,803

RETIREMENT OF 50,450 SHARES OF COMMON STOCK FOR THE
MERGER OF ADMAN YOUNG INC......................................................             -                -         (45,474)

REPURCHASE OF 459,000 AND 552,800 SHARES OF COMMON STOCK UNDER  BUYBACK PROGRAM
IN 1997 AND 1998, RESPECTIVELY................................................              -         (290,490)       (150,219)

REPURCHASE OF 111,383  SHARES OF COMMON STOCK FROM  J.P.
MORGAN CAPITAL CORPORATION IN 1996............................................       (110,773)               -               -

ISSUANCE OF 3,750,000  PUBLICLY OFFERED STOCK.................................        904,110                -               -
                                                                                   ----------       -----------     ----------
WEIGHTED AVERAGE  SHARES OF COMMON STOCK
OUTSTANDING.....................................................................   11,379,298       13,989,969      14,147,522

DILUTIVE EFFECT OF 1,167,851 OPTIONS AND  750,000 WARRANTS IN
1996  AND 1,925,877 OPTIONS IN 1998 EXPECTED TO BE  EXERCISED
UNDER  THE  TREASURY  STOCK METHOD  USING THE WEIGHTED
AVERAGE  MARKET PRICE   OF  THE  COMPANY'S SHARES OF
COMMON STOCK...................................................................       403,824                -         612,932
                                                                                   ----------       -----------     ----------
TOTAL DILUTIVE WEIGHTED AVERAGE SHARES OF  COMMON
STOCK FOR THE PERIOD...........................................................    11,783,122       13,989,969      14,760,454
                                                                                   ----------       -----------     ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM ........................................  $   905,299     $ (1,106,269)    $ 3,999,029
                                                                                  ===========     =============    ===========
NET INCOME (LOSS)..............................................................   $   905,299     $(10,349,397)    $ 3,999,029
                                                                                  ===========     =============    ===========
INCOME (LOSS) PER COMMON SHARE :
  BASIC
    BEFORE EXTRAORDINARY ITEM .................................................   $      0.08     $      (0.08)    $      0.28
                                                                                  ===========     =============    ===========
NET INCOME (LOSS)..............................................................   $      0.08     $      (0.74)    $      0.28
                                                                                  ===========     =============    ===========
DILUTED
  BEFORE EXTRAORDINARY ITEM....................................................   $      0.08     $      (0.08)    $      0.27
                                                                                  ===========     =============    ===========
NET INCOME (LOSS).............................................................    $      0.08     $      (0.74)    $      0.27
                                                                                  ===========     =============    =========== .
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